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                                                                      EXHIBIT 21

                            BANKERS TRUST CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 2000

           Subsidiary(1)                           State of Incorporation
           -------------                           ----------------------
       Bankers Trust Company                              New York

All other subsidiaries of the Corporation, in the aggregate, would not constitute a significant subsidiary, as defined.

(1) Subsidiaries' names listed hereon are names under which such subsidiaries do business.


82 Bankers Trust Corporation and its Subsidiaries